Exhibit 10.6


                             COLLABORATION AGREEMENT

         This COLLABORATION AGREEMENT (the "Agreement") is made and entered into between: Neah Power Systems, Inc., with its principal place of business at 22118 20th Ave SE, Suite 142, Bothell, Washington 98021 ("Neah") and Novellus Systems, Inc. with its principal place of business at 4000 North First Street, San Jose, CA 95134 ("Novellus"), effective as of April 1, 2004 ("Effective Date").

                                    RECITALS

         Neah is in the business of developing silicon-based fuel cell technology. Novellus is a provider of advanced deposition and surface preparation systems for the semiconductor industry. Neah desires to collaborate with Novellus to develop technology related to the application of catalyst and conductive films to silicon to be used as a fuel cell electrode, and Novellus is willing to enter into such collaboration on the terms set forth in this Agreement.

         NOW, THEREFORE, for valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1.0      DEFINITIONS.

         1.1 "BACKGROUND IP" shall mean all inventions, discoveries, works of authorship, designs, ideas, and technology Developed prior to or outside the course of performance of the Project.

         1.2 "COMPONENTS" shall mean porous silicon (a) to which catalyst and conductive films have been applied, and (b) that are designed, developed or manufactured using any Project IP.

         1.3 "COMPONENT EQUIPMENT" shall mean equipment that (a) is designed, developed or manufactured using any Project IP, and (b) is specifically designed to manufacture Components.

         1.4 "COMPONENT EQUIPMENT PROCESSES" shall mean all unit processes performed by Component Equipment.

         1.5 "DEVELOPED" shall mean, (a) conceived, with respect to inventions and discoveries, (b) fixed in a tangible medium of expression, with respect to works of authorship, and (c) created with respect to other designs, ideas, and technology.

         1.6 "FUEL CELL FIELD OF USE" shall mean the design, development, manufacturing, sale and other distribution of Components used as fuel cell electrodes, but not the design, development, manufacturing, sale or other distribution of Component Equipment or the use or exploitation of Component Equipment Processes.

         1.7 "INTELLECTUAL PROPERTY RIGHTS" shall mean all copyrights, copyright applications, patents, patent applications, trade secrets, trademarks, moral rights,

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         author's rights, and all other intellectual and proprietary rights of any kind, as may now or hereafter come into existence, and all renewals and extensions thereof, regardless of whether such rights arise under the laws of the United States, or any other state, country or jurisdiction.

         1.8 "JOINTLY DEVELOPED IP" shall mean all Project IP which is Developed jointly by Neah and Novellus in connection with the activities contemplated by this Agreement.

         1.9 "NEAH PROJECT IP" shall mean all Project IP which is Developed by Neah in connection with the Project independently of Novellus.

         1.10 "NOVELLUS PROJECT IP" shall mean all Project IP which is Developed by Novellus in connection with the Project independently of Neah.

         1.11 "PROJECT" shall mean the joint development of technology related to Components, Component Equipment and Component Equipment Processes pursuant to this Agreement in accordance with the Project Plan, and commencing on the Effective Date.

         1.12 "PROJECT IP" shall mean all inventions, discoveries, works of authorship, designs, ideas, and technology Developed by either party, jointly or independently, in the course of performance of the Project, and shall not include any Background IP.

         1.13 "PROJECT PLAN" shall mean the detailed plan for the Project, a draft of which is set forth on EXHIBIT A and shall be finalized by mutual agreement of the parties prior to June 1, 2004, as may be amended by mutual written agreement of the parties from time to time.

2.0      THE PROJECT.

         2.1 COLLABORATION. The parties agree to collaborate to complete the Project in accordance with this Agreement and the Project Plan. The parties agree, prior to June 1, 2004, to mutually identify each party's obligations under the Project Plan.

         2.2 NOVELLUS PERSONNEL. During the term of the Project, Novellus shall provide Neah with the services of Novellus technical personnel, to be mutually agreed upon and listed in EXHIBIT B (the "Novellus Personnel"), on a full time or part time basis, to be mutually agreed upon and specified on EXHIBIT B. Novellus reserves the right to change the Novellus Personnel in its reasonable discretion, and shall consult with Neah prior to such change if such consultation is reasonably practicable.

                  2.2.1 Some of the Novellus Personnel, to be mutually agreed upon and specified on EXHIBIT B, may relocate to Neah's Seattle, Washington facility during the Project Term to perform work on the Project. Neah shall reimburse Novellus in a lump-sum amount to be mutually agreed upon in accordance with Novellus' standard relocation policies and specified on Exhibit B for the reasonable relocation costs for such Novellus Personnel.

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                  2.2.2    Neah shall reimburse Novellus for (a) the gross
                  amount of all salaries and wages, benefit costs and other compensation associated with the Novellus Personnel with respect to the time period of their work on the Project, in an amount to be mutually agreed upon and specified on EXHIBIT B, and (b) for costs approved in advance by Neah, in accordance with rates and procedures to be mutually agreed upon and specified on EXHIBIT B. Novellus shall invoice Neah for such costs on a monthly basis.

                  2.2.3 All Novellus Personnel shall at all times remain the employees of Novellus. Neah shall have no responsibility for withholding of taxes or other matters which are customarily the responsibility of an employer. All Novellus Personnel shall comply with reasonable workplace rules and procedures established by Neah.

                  2.2.4 Neah shall indemnify, defend and hold harmless Novellus and its officers, directors, employees, shareholders and agents (each an "Indemnified Party"), from and against any and all claims, demands, liabilities, costs, damages, expenses (including attorneys' fees and expenses), and causes of action of any nature whatsoever (collectively, "Losses") brought by or on behalf of a member of the Novellus Personnel arising from or in any way related to (a) workplace conditions at Neah's Seattle, Washington facility, or (b) the actions or omissions of any Neah employee or contractor, except for Losses arising from or in any way related to the gross negligence or willful misconduct of the Novellus Personnel. Losses may include, but are not limited to, claims related to personal injury or alleged emotional distress, damage to personal property, or employment practices.

                  2.2.5 Neah shall provide a suitable and safe work environment for the Novellus Personnel during the time period of their work on the Project, and the Novellus Personnel shall not be required to sign Neah's nondisclosure or invention assignment agreement, or a waiver or release in connection with their work on the Project. Novellus and each of the Novellus Personnel shall have executed Novellus' standard proprietary information and inventions agreement prior to the time period of his or her work on the Project.

         2.3 NEAH PERSONNEL. During the term of the Project, Neah shall dedicate a sufficient number of technical personnel to diligently perform its obligations under the Project Plan. Neah shall provide the Novellus Personnel with access to qualified Neah technical personnel and shall otherwise provide reasonable technical support to the Novellus Personnel in connection with the Project.

         2.4 EXCLUSIVITY. During the Project term, neither Novellus nor Neah shall enter into any discussions or agreements with any third parties with respect to the application of catalyst and conductive films to silicon to be used as a fuel cell electrode. Except for the foregoing restriction, nothing herein shall be deemed to restrict, in any way, the freedom of either party to conduct any business or activity whatsoever without any accountability to the other party.

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         2.5      EQUIPMENT. Novellus shall loan Neah equipment to be reasonably determined by Novellus and described on EXHIBIT C, together with such other equipment as may be agreed upon in writing by the parties (the "Equipment") for use during the Project term, at no cost to Neah. The Equipment (a) shall be delivered to Neah's Seattle, Washington facility at Neah's cost, (b) shall not be moved or transferred from such facility without Novellus' prior written consent, and (c) shall be returned by Neah to Novellus upon termination of this Agreement at Neah's expense and in the same condition as received, normal wear excepted. While the Equipment is in Neah's possession, Neah shall be responsible for all necessary maintenance of the Equipment as specified by Novellus to Neah, shall bear all risk of loss or damage to the Equipment, and shall maintain physical damage insurance covering the Equipment on an "all risks" of physical loss or damage basis, for the full replacement cost (subject to reasonable deductible amounts). Such insurance policy will (i) be in form and content reasonably acceptable to Novellus, (ii) provide that such insurance will not be canceled or coverage changed unless thirty (30) days' prior written notice has been given to Novellus, and (iii) will name Novellus as an additional insured. Neah will deliver such policy or certificate thereof to Novellus on or before five (5) days prior to delivery of Equipment by Novellus to Neah.

         2.6 WARRANT. Upon execution of this Agreement, Neah shall grant Novellus a warrant to purchase one million shares of the common stock of Neah at an exercise price of twenty-five cents ($0.25) per share in accordance with the terms set forth on EXHIBIT D attached hereto. The Warrant shall vest upon completion of the milestones as provided in EXHIBIT D.

         2.7 INDEPENDENT RELATIONSHIP. The parties shall at all times act as independent contractors and nothing contained in this Agreement shall be deemed to constitute either party as the partner, agent, or legal representative of the other party, or to create any fiduciary relationship between them for any purpose whatsoever. Neither party hereto shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as may be expressly authorized in writing by the other party.

3.0 SUPPLY OF COMPONENTS AND COMPONENT EQUIPMENT. It is the intent of the parties that Neah and Novellus shall enter into an agreement pursuant to which Novellus shall manufacture Components, and Neah hereby grants Novellus a right of first negotiation with respect to the manufacture of Components.

         3.1 COMPONENTS: RIGHT OF FIRST NEGOTIATION. Prior to commencing negotiations with any third party with respect to the manufacture of Components, Neah shall notify Novellus and the parties shall enter into discussions, in good faith, with respect to terms pursuant to which Novellus shall have, for a period of five years (subject to renewal on mutually acceptable terms), (a) the exclusive right to manufacture Components for use by or sale to Neah, (b) the exclusive right to sell such Components to Neah, and (c) an exclusive license under all of Neah's Intellectual Property Rights necessary for such manufacture and sale. If the parties have been unable to enter into an agreement with respect to the manufacture of Components by Novellus within thirty (30) days following the date of the notice from Neah, the parties shall enter

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         into non-binding mediation as provided in Section 11.4.1 below in an attempt to agree upon the terms of such an agreement. If the parties continue to be unable to reach agreement within sixty (60) days following the commencement of the mediation, Neah may negotiate with third parties with respect to the manufacture of Components used as fuel cell electrodes, but shall not enter into an agreement with any such third party unless (i) each material term of such agreement is no more favorable to such third party than the term offered by Neah to Novellus during the negotiations pursuant to this Section 3.1, and (ii) the terms of such agreement (and any related or side agreements), taken as a whole, are no more favorable to such third party than the terms, taken as a whole, offered by Neah to Novellus during the negotiations pursuant to this Section 3.1. If the terms of a proposed agreement with a third party do not meet the conditions of (i) and (ii) above, then Neah must notify Novellus of the terms of the proposed agreement and must repeat the procedures set forth in this Section 3.1 with Novellus with respect to such terms. At Novellus' request, Neah shall provide a copy of all agreements with respect to the manufacture of Components used as fuel cell electrodes (and any related or side agreements) to an independent party selected by Novellus and under a duty not to disclose the terms of such agreements (or any related or side agreements) for the purposes of confirming to Novellus whether such agreements meet the conditions of (i) and (ii) above.

         3.2 TECHNICAL INFORMATION. In the event that, pursuant to Section 3.1, Neah enters into an agreement with a third party with respect to the manufacture of Components used as fuel cell electrodes, Novellus shall, at Neah's expense, provide reasonable cooperation to Neah and such third party to provide Neah and such third party with technical information solely related to Project IP necessary to manufacture Components used as fuel cell electrodes, but not technical information related to Project IP that can be used to manufacture Component Equipment or to use or exploit Component Equipment Processes. For purposes of clarification, no license, express or implied, is granted by Novellus to Neah or such third party under any Intellectual Property Rights to Novellus Background IP or under Novellus' rights pursuant to
         Section 5.6.

         3.3      COMPONENT EQUIPMENT.

                  3.3.1 Novellus agrees not to sell Component Equipment if Novellus knows (with no duty to investigate) that such sale would constitute contributory infringement by Novellus of Neah's rights under patents to the Project IP in the Fuel Cell Field of Use ("Contributory Infringement"). If Novellus has sold Component Equipment to a third party and Neah believes that such sale would constitute Contributory Infringement, the parties shall enter into non-binding mediation and binding arbitration as provided in Section 11.4 below to determine whether such sale constituted Contributory Infringement.

                  3.3.2 In the event Novellus provides notice to Neah that it has decided not to use and commercialize the Project IP for the design, development, manufacturing, sale and other distribution of Component Equipment, Novellus shall negotiate the grant of a royalty-free, non-exclusive license to Neah to use and commercialize the Project IP for the design, development, manufacturing, sale and other distribution of Component Equipment, and the use or exploitation of Component Equipment Processes.

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                  3.3.3    Neah and any third party designee who will
                  manufacture Components on Neah's behalf (each, a "Purchaser") agree to purchase Component Equipment only from Novellus, subject to the procedures set forth in this Section 3.3.3. A third party designee shall not purchase Component Equipment unless authorized to manufacture Components used as fuel cell electrodes in accordance with the right of first negotiation granted to Novellus in Section 3.1 above. In the event that a Purchaser desires to purchase Component Equipment following completion of the Project, Neah shall notify Novellus and the parties shall negotiate the sale of Component Equipment to such Purchaser. If the parties have been unable to enter into an agreement with respect to such sale within thirty (30) days following the date of the notice from Neah, the parties shall enter into non-binding mediation as provided in Section 11.4.1 in an attempt to agree upon the terms of such an agreement. If the parties continue to be unable to reach agreement within sixty (60) days following the commencement of the mediation, the parties shall enter into binding arbitration as provided in Section 11.4.2 below to establish terms that would be commercially reasonable for such sale. At such time, Novellus shall, at its option, either (a) agree to sell such Component Equipment to the Purchaser on the commercially reasonable terms established through arbitration, in which case Purchaser shall be obligated to purchase such Component Equipment on such terms, or (b) grant a royalty-free, non-exclusive, non-transferable, and non-sublicenseable license to the Purchaser to use and commercialize the Project IP for the design, development, manufacturing, sale and other distribution of Component Equipment, and the use or exploitation of Component Equipment Processes.

         3.4      TECHNICAL INFORMATION. In the event that, pursuant to Section
         3.3.2 or 3.3.3, Novellus grants a license to use and commercialize the Project IP for the design, development, manufacturing, sale and other distribution of Component Equipment, and the use or exploitation of Component Equipment Processes, Novellus shall, at Neah's expense, provide reasonable cooperation to Neah to provide Neah with technical information solely related to Project IP necessary to manufacture Component Equipment or to use or exploit Component Equipment Processes. For purposes of clarification, no license, express or implied, is granted by Novellus to Neah or such third party under any Intellectual Property Rights to Novellus Background IP.

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4.0      CONFIDENTIALITY.

         4.1 "PROJECT CONFIDENTIAL INFORMATION" shall mean any and all information and materials (whether in writing, or in oral, graphic, electronic or any other form) developed by either party, jointly or independently, in the course of performance of the Project, and that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use.

         4.2 OBLIGATIONS REGARDING PROJECT CONFIDENTIAL INFORMATION. Each party agrees that it shall protect the confidentiality of Project Confidential Information with at least the same degree of care as it uses to protect its own confidential information (but in no event less than reasonable care). Each party agrees not to use Project Confidential Information for any purpose other than (a) its performance of the Project, (b) as reasonably necessary to register, confirm or perfect the Project IP as mutually agreed upon by the parties pursuant to Section 5.8, (c) as reasonably necessary to exercise such party's rights to commercialize Project IP under Section 5.5 or 5.6, respectively, (d) as reasonably necessary to enforce such party's rights to Intellectual Property Rights in the Project IP in accordance with Section 5.12, and (e) as reasonably necessary to defend itself in accordance with Section 5.13. Each party shall not disclose Project Confidential Information to any person or entity other than (i) to its officers, employees and consultants that need access to such Project Confidential Information in order to effect the intent of this Agreement and who agree to be bound by the terms of this Section 4 or a similar written agreement, (ii) as reasonably necessary to register, confirm or perfect the Project IP as mutually agreed upon by the parties pursuant to Section 5.8, (iii) as reasonably necessary to exercise such party's rights to commercialize Project IP under Section
         5.5 or 5.6, respectively; provided that such disclosure is subject to confidentiality obligations similar to the terms of this Section 4,
         (iv) as reasonably necessary to enforce such party's rights to Intellectual Property Rights in the Project IP in accordance with
         Section 5.12, and (v) as reasonably necessary to defend itself in accordance with Section 5.13.

         4.3 "BACKGROUND CONFIDENTIAL INFORMATION" shall mean any and all information and materials (whether in writing, or in oral, graphic, electronic or any other form), other than Project Confidential Information, disclosed by one party to the other party that is marked as confidential or that from its nature should reasonably be considered to be confidential.

         4.4 OBLIGATIONS REGARDING BACKGROUND CONFIDENTIAL INFORMATION. Each party agrees that it shall protect the confidentiality of the other party's Background Confidential Information with at least the same degree of care as it uses to protect its own confidential information (but in no event less than reasonable care). Each party agrees not to use the other party's Background Confidential Information for any purpose other than its performance of the Project. Each party shall not disclose the other party's Background Confidential Information to any person or entity other than its officers, employees and consultants that need access to such Confidential Information in order to effect the intent of this Agreement and who agree to be bound by the terms of this Section 4 or a similar written agreement.

         4.5 UNAUTHORIZED USE OR DISCLOSURE. Each party shall immediately give notice to the other party of any unauthorized use or disclosure of Project Confidential Information or the other party's Background Confidential Information, and agrees to assist the other party to remedy such unauthorized use or disclosure.

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         4.6      SURVIVAL. The obligations set forth in this Section 4 shall survive for a period of five (5) years following the termination of this Agreement.

         4.7 EXCEPTIONS. Notwithstanding the foregoing, the parties agree that (a) all information and materials which are or become available to the general public other than through breach of this Agreement, and (b) a party's Background Confidential Information which (i) is rightfully in the recipient's possession prior to disclosure by such party, as evidenced by the recipient's contemporaneous written records, (ii) is disclosed to the recipient by a third party without breach of any confidentiality obligation, or (iii) is independently developed by the recipient without use of the other party's Background Confidential Information, as evidenced by the recipient's contemporaneous written records, shall not be subject to the restrictions set forth in this
         Section 4.

5.0      INTELLECTUAL PROPERTY RIGHTS

         5.1 OWNERSHIP OF BACKGROUND IP. All right, title and interest (including Intellectual Property Rights) to Background IP of a party shall remain the property of such party and no licenses or other rights with respect to such Background IP are granted to the other party. Upon Neah's request, Novellus shall use commercially reasonable efforts to identify and provide notice to Neah of all patents owned by Novellus (excluding patents to Project IP) that may be infringed upon by Background IP incorporated by Novellus into Components. Upon Novellus' request, Neah shall use commercially reasonable efforts to identify and provide notice to Novellus of all patents owned by Neah (excluding patents to Project IP) that may be infringed upon by Background IP incorporated by Neah into Component Equipment or Component Equipment Processes.

         5.2 OWNERSHIP OF INDEPENDENTLY DEVELOPED PROJECT IP. Subject only to the express license granted in Section 5.5, all right, title and interest (including Intellectual Property Rights) to Novellus Project IP shall be owned solely and exclusively by Novellus. Subject only to the express license granted in Section 5.6, all right, title and interest (including Intellectual Property Rights) to Neah Project IP shall be owned solely and exclusively by Neah.

         5.3 OWNERSHIP OF JOINTLY DEVELOPED IP. Subject only to the express licenses granted in Sections 5.5 and 5.6, all right, title and interest (including Intellectual Property Rights) to Jointly Developed IP shall be owned jointly by the parties. Each party shall have an equal, undivided, joint ownership interest in all right, title and interest (including Intellectual Property Rights) in and to such Jointly Developed IP immediately upon its creation. Neah hereby assigns to Novellus and Novellus hereby assigns to Neah an equal, undivided, joint ownership interest in Jointly Developed IP so that Neah and Novellus, respectively, each has an equal, undivided, joint ownership interest in the Jointly Developed IP.

         5.4      USE OF JOINTLY DEVELOPED IP. Subject to the terms of Sections
         5.5 and 5.6, each party shall have the right to use, make, have made, sell, import and

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         otherwise exploit the Jointly Developed IP, and hereby consents to any licenses granted by the other party to third parties to use, make, have made, sell, import and otherwise exploit the Jointly Developed IP. Neither party shall have a "duty to account" or share profits from the Jointly Developed IP with the other party.

         5.5 EXCLUSIVE RIGHT TO COMMERCIALIZE IN THE FUEL CELL FIELD OF USE. Notwithstanding the other terms of this Agreement, Neah shall have the exclusive right to use and commercialize the Project IP in the Fuel Cell Field of Use, except that Novellus shall have the right to use and commercialize the Project IP in connection with the supply of Components by Novellus to Neah. Novellus agrees that it shall not, directly or indirectly, use or commercialize, or license third parties to use or commercialize, the Project IP in the Fuel Cell Field of Use, except in connection with the supply of Components to Neah. Novellus hereby grants Neah an exclusive, perpetual, transferable, sublicensable, worldwide, irrevocable, royalty-free license to use, make, have made, sell, offer to sell and import goods and services under the Intellectual Property Rights to the Novellus Project IP and the Jointly Developed IP, solely in the Fuel Cell Field of Use.

         5.6 EXCLUSIVE RIGHT TO COMMERCIALIZE OUTSIDE THE FUEL CELL FIELD OF USE. Notwithstanding the other terms of this Agreement, Novellus shall have the exclusive right to use and commercialize the Project IP outside the Fuel Cell Field of Use. Neah agrees that it shall not, directly or indirectly, use or commercialize, or license third parties to use or commercialize, the Project IP outside the Fuel Cell Field of Use. Neah hereby grants Novellus an exclusive, perpetual, transferable, sublicensable, worldwide, irrevocable, royalty-free license to use, make, have made, sell, offer to sell and import goods and services under the Intellectual Property Rights to the Neah Project IP and the Jointly Developed IP, solely outside the Fuel Cell Field of Use.

         5.7      BACKGROUND IP. The licenses referred to in Sections 5.5 and
         5.6 above shall not include any rights in any Background IP. Novellus agrees to negotiate the grant of a non-exclusive license to Neah on commercially reasonable terms under Novellus' Background IP as necessary for Neah to use and commercialize the Project IP in the Fuel Cell Field of Use. Neah agrees to negotiate the grant of a non-exclusive license to Novellus on commercially reasonable terms under Neah's Background IP as necessary for Novellus to use and commercialize the Project IP other than for the design, development, manufacturing, sale or other distribution of Components used as fuel cell electrodes or Component Equipment.

         5.8 IDENTIFICATION OF PROJECT IP. The parties agree to meet at least quarterly during the term of the Project to identify and discuss Project IP. Upon the identification of any such Project IP, the parties will discuss the necessary protection for the parties' rights in such Project IP, including whether the parties should file for patent, copyright, mask work, or trademark protection, the countries in which such filings should be made, and whether such Project IP shall be treated as trade secrets.

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         5.9      PATENTS ON JOINTLY DEVELOPED IP.

                  5.9.1 JOINT PATENTS. Each patent (including divisions, reissues, renewals, continuations and continuations-in-part) issuing from patent applications for Jointly Developed IP (each, a "Joint Patent") shall be owned jointly by the parties in accordance with Section 5.3. The Joint Patents shall be subject to the licenses granted in Sections 5.5 and 5.6.

                  5.9.2 PROCESS FOR PROPOSING PROSECUTION. Either party may suggest the prosecution of a patent application for Jointly Developed IP or any portion thereof in any country. The proposing party ("Proposing Party") shall describe the scope of the proposed patent application and the countries in which it desires to seek patent protection.

                  5.9.3 PROCESS FOR JOINING PROSECUTION. The other party ("Nonproposing Party") shall have sixty (60) days to give notice of its desire to join in the prosecution of such patent application in all or some of the countries in the notice. The Nonproposing Party may propose additional countries in which it desires to seek patent protection, in which case it will be deemed the Proposing Party with respect to such additional countries for the purposes of this Section 5.9.

                  5.9.4 EFFECT OF NOT JOINING PROSECUTION. If the Nonproposing Party fails to respond within such sixty
                           (60) day period, the Proposing Party shall exclusively control the prosecution of such patent application. If the Nonproposing Party declines to join in the prosecution of the patent application in a particular country or countries, the Proposing Party shall exclusively control the prosecution of such patent application only in such country or countries. The Nonproposing Party shall provide, at the expense of the Proposing Party, information reasonably necessary for the Proposing Party to prosecute such patent application. The Proposing Party shall be responsible for paying one hundred percent (100%) of the costs and expenses for such prosecution, and one hundred percent (100%) of the fees related to the maintenance of the resulting Joint Patent. The Nonproposing Party shall reimburse the Proposing Party for fifty percent (50%) of the prosecution costs and expenses and maintenance fees related to the resulting Joint Patent, solely to the extent the Non-Proposing Party receives royalties from the license of such Joint Patent or an amount as mutually agreed upon by the parties which would approximate a reasonable royalty for the sale of products which would otherwise infringe such Joint Patent.

                  5.9.5 EFFECT OF JOINING PROSECUTION. If the Nonproposing Party chooses to join in the prosecution of the patent application in a particular country or countries, the parties shall mutually control the prosecution of such patent application in such country or countries, and shall mutually select a patent attorney for such prosecution. Each party shall be responsible for paying fifty percent (50%) of the prosecution costs and expenses and maintenance fees related to the resulting Joint Patent.

                  5.9.6 FAILURE TO PAY PROSECUTION COSTS AND EXPENSES, OR MAINTENANCE FEES. If a party (the "Non-Paying Party") fails to pay its share of the prosecution costs and expenses or maintenance fees pursuant to Section
                           5.9.5 within thirty (30) days following receipt of a notice of nonpayment from the other party (the "Paying Party"), the Paying Party may give notice of its intent to continue to prosecute the relevant patent application or maintain the relevant Joint Patent, and shall thereafter pay one hundred percent (100%) of the costs and expenses for such prosecution, and one hundred percent (100%) of the fees related to the maintenance fees for such Joint Patent. The Paying Party shall control the prosecution of such patent application, and the Non-Paying Party shall provide, at the expense of the Paying Party, information reasonably necessary for the Paying Party to prosecute such patent application. The Non-Paying Party shall reimburse the Paying Party for fifty percent (50%) of the prosecution costs and expenses and maintenance fees related to the Joint Patent, solely to the extent the Non-Paying Party receives royalties from the license of such Joint Patent or an amount as mutually agreed upon by the parties which would approximate a reasonable royalty for the sale of products which would otherwise infringe such Joint Patent.

                  5.9.7 ABANDONMENT OF PATENT APPLICATION OR JOINT PATENT. If a party (the "Abandoning Party") desires to abandon a patent application for Jointly Developed IP or a Joint Patent in a particular country or countries, it shall give the other party (the "Non-Abandoning Party") sixty (60) days prior written notice of its intention to abandon such patent application or Joint Patent. If the Non-Abandoning Party desires to continue to prosecute such patent application or maintain such Joint Patent, it shall give notice of such intent to the Abandoning Party within such period and shall thereafter pay one hundred percent (100%) of the costs and expenses for such prosecution and one hundred percent (100%) of the fees related to the maintenance of such Joint patent. The Non-Abandoning Party shall control the prosecution in such country or countries, and the Abandoning Party shall provide, at the expense of the Non-Abandoning Party, information reasonably necessary for the Non-Abandoning Party to prosecute such patent application. The Abandoning Party shall reimburse the Non-Abandoning Party for fifty percent (50%) of the prosecution costs and expenses and maintenance fees related to the Joint Patent, solely to the extent the Abandoning Party receives royalties from the license of such Joint Patent or an amount as mutually agreed upon by the parties which would approximate a reasonable royalty for the sale of products which would otherwise infringe such Joint Patent.

         5.10     PATENTS ON INDEPENDENTLY DEVELOPED PROJECT IP.

                  5.10.1 NON-JOINT PATENT. Each patent (including divisions, reissues, renewals, continuations and continuations-in-part) issuing from a patent application for Neah Project IP or Novellus Project IP (each, a "Non-Joint Patent") shall be owned solely and exclusively by Neah or Novellus, respectively, in accordance with Section 5.2. The Non-Joint Patents shall be subject to the licenses granted in Sections
                           5.5 and 5.6.

                  5.10.2   PROCESS FOR PROPOSING PROSECUTION. In the event that
                           (a) Neah desires to prosecute a patent application for Novellus Project IP which is licensed to it by Novellus pursuant to Section 5.5, or (b) Novellus desires to prosecute a patent application for Neah Project IP which is licensed to it by Neah pursuant to Section 5.6, such party (the "Requesting Party") shall notify the other party (the "Responding Party").

                  5.10.3 OPTION TO PROSECUTE. The Responding Party shall have the sole right to initiate the prosecution of the patent application within ninety days following receipt of the notice from the Requesting Party. If the Responding Party initiates the prosecution of the patent application within such time, the Responding Party shall exclusively control the prosecution of such patent application and the Requesting Party shall reimburse the Responding Party for one hundred percent (100%) of the reasonable costs and expenses for such prosecution.

                  5.10.4 FAILURE TO INITIATE PROSECUTION. If the Responding Party fails to initiate the prosecution of the patent application within ninety (90) days following receipt of the notice from the Requesting Party, the Requesting Party may prosecute, at its own expense, the patent application, and shall exclusively control such prosecution. In such event, the Responding Party shall execute such documents and take such other action in connection therewith as may be reasonably requested by the Requesting Party, at the Requesting Party's expense.

                  5.10.5 MAINTENANCE FEES. The Requesting Party shall be responsible for paying one hundred percent (100%) of the fees related to the maintenance of the Non-Joint Patent.

         5.11     COOPERATION.

                  5.11.1 JOINTLY DEVELOPED IP. Each party shall provide to the other party copies of all documentation and other information in support of any patent application or other agreed upon registration process for Jointly Developed IP.

         5.12     INFRINGEMENT OF PROJECT IP.

                  5.12.1 NOTIFICATION OF INFRINGEMENT. If either party learns of an infringement by a third party of Intellectual Property Rights to the Project IP, such party shall promptly notify the other party and shall provide the other party with available evidence of such infringement.

                  5.12.2 ENFORCEMENT BY THE PARTIES. Neah shall have the exclusive right, at its expense, but not the obligation, to bring and maintain any action in its own name alleging that a third party has infringed or misappropriated Intellectual Property Rights to Project IP in the Fuel Cell Field of Use. Novellus shall have the exclusive right, at its expense, but not the obligation, to bring and maintain any action in its own name alleging that a third party has infringed or misappropriated Intellectual Property Rights to Project IP outside the Fuel Cell Field of Use. In no event shall the non-enforcing party be obligated to join as a party in any such action, whether or not the non-enforcing party is deemed an indispensable party thereto, and the enforcing party shall not seek to join the non-enforcing party. There shall be no accounting to the other party in the event of a favorable judgment or award in such action. Neither party may settle any such dispute without the consent of the other party, unless such settlement would not adversely affect the rights of the other party.

         5.13     INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

                  5.13.1 NOTIFICATION OF INFRINGEMENT. If either party learns that the performance of the Project may infringe upon the Intellectual Property Rights of a third party, such party shall promptly notify the other party and shall provide the other party with available evidence of such potential infringement.

                  5.13.2 DEFENSE. In the event a third party brings an action against either party alleging infringement of any third party's Intellectual Property Rights arising out of the commercial exploitation of Project IP, the party against whom such action is brought (the "Defending Party") shall defend such action at its expense. In the event of such action, the parties shall confer with each other, cooperate and provide reasonable assistance to each other during the defense of the action.

6.0      TERM AND TERMINATION.

         6.1 TERM. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with Section 6.2 and 6.3, shall continue until the earlier of (i) the completion of the Project, or
         (ii) December 31, 2005. The term of this Agreement may be extended upon mutual agreement of the parties.

         6.2 TERMINATION FOR CAUSE. Either party may terminate this Agreement by written notice if the other party materially breaches this Agreement and does not cure such breach within thirty (30) days of receipt of notice of such breach. Either party may also terminate this Agreement by written notice to the other party in the event that the other party (a) becomes or is insolvent; (b) makes an assignment for the benefit of its creditors; (c) applies for or consents to the appointment of a receiver, trustee or liquidator for substantially all of its assets, or such a receiver, trustee or liquidator is appointed for the other party; (d) files a voluntary petition or proceeding under any statute of any state or country relating to insolvency or the protection of the rights of creditors; or (e) has filed against it an involuntary petition or proceeding under any statute of any state or country relating to insolvency or the protection of the rights of creditors that has not been dismissed within sixty (60) days thereof.

         6.3 TERMINATION UPON ACQUISITION. Novellus may terminate this Agreement if Neah undergoes a change of control, including, without limitation, through the sale of all or substantially all of Neah's assets, the sale of fifty percent (50%) of the outstanding voting securities of Neah, or the reorganization, consolidation or merger of Neah where the holders of Neah's securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction, provided that the acquirer is (a) a competitor of Novellus, as reasonably determined by Novellus, or (b) a semiconductor equipment manufacturer.

         6.4 EFFECTS OF TERMINATION. Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not release either party from any liability for breach of such party's obligations under this Agreement. All other rights and obligations of the parties shall terminate as of the termination or expiration of this Agreement, except that each party's rights and obligations pursuant to Sections 2.2.4, 2.5(c), 2.7, 3, 4, 5, 6.4, 9, 10, and 11 of this Agreement shall survive.

7.0 RELATIONSHIP MANAGER. Each party agrees to appoint, in writing, an individual to coordinate activities under this Agreement and to act as the primary point of contact for the other party (the "Relationship Manager"). The Relationship Managers shall meet at least monthly to discuss the activities conducted, and to be conducted, pursuant to this Agreement. The Relationship Managers shall review the Project Plan at least once every ninety (90) days and discuss amendments and updates thereto. Either party may change their designated Relationship Manager upon written notice to the other. The initial Relationship Managers are:

                           INITIAL RELATIONSHIP MANAGER FOR NEAH:

                           Name:     Arthur S. Homa
                           Address:  22118 20th Ave. SE
                                     Suite 142
                                     Bothell, WA 98021
                           Phone:    425-424-3324 Ext. 108
                           Fax:      425-483-8454
                           Email:    ahoma@neahpower.com

                           INITIAL RELATIONSHIP MANAGER FOR NOVELLUS:

                           (Name:    John Drewery
                           Address:  4000 North First Street
                                     San Jose, CA 95134
                           Phone:    408-545-3590
                           Fax:      408-953-4665
                           Email:    john.drewery@novellus.com

8.0 NO OTHER CONSIDERATION. Neither party shall have any monetary or other obligations to the other arising out of or related to this Agreement except as expressly provided for herein. Each party further acknowledges and agrees that any and all costs, expenses or liabilities incurred by a party arising out of or related to this Agreement shall be the responsibility of the party incurring such cost, expense or liability, and neither party shall be liable or obligated to pay any cost, expense or liability paid or incurred by the other.

9.0 DISCLAIMER OF WARRANTIES. NEITHER PARTY MAKES ANY WARRANTIES (WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) RELATING TO THIS AGREEMENT, THE PROJECT, ITS BACKGROUND IP, OR ITS BACKGROUND CONFIDENTIAL INFORMATION, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, OR ANY WARRANTY THAT MAY ARISE OUT OF COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE IN TRADE.

10.0 LIMITATION OF LIABILITY. EXCEPT FOR THE OBLIGATIONS OF THE PARTIES UNDER SECTION 4 ABOVE, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, OR FOR ANY LOSS OF PROFITS, LOSS OF REVENUE, OR LOSS RESULTING FROM INTERRUPTION OF BUSINESS, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROJECT, REGARDLESS OF THE FORM OF ACTION OR IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTY HAS ENTERED INTO THIS AGREEMENT IN RELIANCE UPON THE LIMITATIONS OF LIABILITY SET FORTH HEREIN, AND THAT THE SAME FORM AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES, WITHOUT WHICH SUCH PARTY WOULD NOT HAVE ENTERED INTO THIS AGREEMENT. EACH PARTY AGREES THAT THE LIMITATIONS OF LIABILITY SET FORTH HEREIN WILL SURVIVE AND APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE.

11.0     GENERAL TERMS

         11.1 NON-SOLICITATION. During the term of this Agreement and for a period of one year following the termination of this Agreement, neither party will directly or indirectly solicit, hire or attempt to hire any of the other party's employees, or cause others to solicit, hire or attempt to hire any such employees; provided, however, this obligation shall not apply to or be breached by (a) advertising of open positions, or other forms of soliciting employees or contractors that are general in nature, or (b) responding to unsolicited inquiries about employment or contract opportunities from any individual or agent.

         11.2 ASSIGNMENT. Neither party shall assign, delegate or otherwise transfer this Agreement or any of the rights and obligations under this Agreement voluntarily, by operation of law, or otherwise, without the other party's prior written consent, not to be unreasonably withheld, provided, however, that either party may assign, delegate and otherwise transfer all of its rights and obligations under this Agreement to a successor in connection with a merger or sale of all or substantially all of the party's business to which this Agreement relates. An assignment without the requisite consent, if required, shall be void and unenforceable. Subject to the foregoing, this Agreement will be binding and inure to the benefit of the parties and their respective successors and permitted assigns.

         11.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its provisions governing conflicts of law.

         11.4 DISPUTES. All disputes arising under this Agreement shall be resolved by non-binding mediation and binding arbitration in accordance with the following terms.

                  11.4.1 Either party may commence an action by notifying the other party and the American Arbitration Association ("AAA"). Unless the parties agree upon a mediator within thirty (30) days following such notification, AAA will promptly designate a mediator who is independent, impartial and has relevant industry experience, and AAA's decision about the identity of the mediator will be final and binding. The parties agree to conduct at least eight (8) consecutive hours of non-binding mediated negotiations within 30 days after the notice is sent. Each party shall bear its own expenses for the mediation and they shall each share equally in the expenses and fees of the mediator.

                  11.4.2 If the dispute is not resolved by negotiation or mediation within thirty (30) days after the first notice to AAA is sent, then, upon notice by either party to the other and to AAA, the controversy or dispute will be submitted for binding arbitration in accordance with AAA's Commercial Arbitration Rules. The arbitrator may be selected by mutual agreement of the parties. If the parties cannot mutually agree upon an arbitrator within thirty (30) days of notice of the controversy or dispute, then each party shall select an arbitrator, and such arbitrators shall select a third arbitrator. The arbitration shall be held at a mutually agreeable location in the city of San Francisco, California, and the United States Arbitration Act will govern the arbitration, 9 U.S.C. Sections 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable). The parties agree that they will abide by and perform any judgment rendered by the arbitrator(s). The judgment of the arbitrator(s) will be final and binding on the parties. Each party shall bear its own expenses for the arbitration and they shall each share equally in the expenses and fees of the arbitrator(s). Notwithstanding the foregoing, neither party shall be precluded from seeking injunctive relief from a court of competent jurisdiction pending the resolution of any dispute in accordance with this Section 11.4.

         11.5 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral.

         11.6 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, or (c) one
         (1) business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed to the party to be notified at the address indicated for such party in Section 7, or at such other address as such party may designate by five (5) days advance written notice to the other party given in the foregoing manner.

         11.7 FURTHER ASSURANCES. The parties shall perform all such further acts, provide such further documents or written assurances, and execute such further documents as are reasonably required or necessary to carry out the acts and transactions contemplated by this Agreement.

         11.8 COUNTERPARTS. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         11.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         11.10 HEADINGS. The headings in this Agreement are for convenience only, and shall not affect the interpretation of this Agreement.

         11.11 BANKRUPTCY CODE. The licenses granted under this Agreement shall be treated as a license of rights to "intellectual property" (as defined in Section 101(35A) of Title II of the Unites States Code, as amended (the "BANKRUPTCY CODE")) for purposes of Section 365(n) of the Bankruptcy Code. The parties agree that the recipient of each license may elect to retain and may fully exercise all of its rights and elections under the Bankruptcy Code provided that such party abides by the terms of this Agreement, including without limitation the terms of all licenses granted by such recipient to the other party hereunder.

         11.12 AMENDMENT; WAIVER. No modification, amendment or waiver of any provision of this Agreement shall be effective except pursuant to a writing signed by a duly authorized representative of each party. The waiver by either party of a breach of or a default under any provision of this Agreement shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy.

IN WITNESS WHEREOF, THE parties hereto have executed this Agreement as of the Effective Date.

NEAH POWER SYSTEMS, INC.                          NOVELLUS SYSTEMS, INC.

By: /s/ David Dorheim                             By: /s/ Kevin S. Royal

Name: David Dorheim                               Name: Kevin S. Royal

Title: President & CEO                            Title: Chief Financial Officer

Date: April 30, 2004                              Date: April 28, 2004

LIST OF EXHIBITS


EXHIBIT A - PROJECT PLAN

EXHIBIT B - NOVELLUS PERSONNEL

EXHIBIT C - EQUIPMENT

EXHIBIT D - WARRANT

                                   EXHIBIT D

                                    WARRANT